Exhibit 10.1

FIRST AMENDMENT

FIRST AMENDMENT, dated as of December 9, 2013 (this “Amendment”), to the Credit Agreement dated as of November 26, 2013 (as amended, modified, restated and supplemented from time to time, the “Credit Agreement”), among GENERAL NUTRITION CENTERS, INC., a Delaware corporation (the “Borrower”), GNC CORPORATION, a Delaware corporation (“Parent”), the lending and other financial institutions from time to time party thereto (each a “Lender” and collectively, the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and the other parties party thereto.  J.P. Morgan Securities LLC is acting as sole lead arranger and sole bookrunner in connection with this Amendment and the increased Total Revolving Credit Commitments referred to below.

W I T N E S S E T H

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrower.

WHEREAS, the Borrower has requested that the Credit Agreement be amended pursuant to Section 2.4(b) thereof to, among other things, increase the Total Revolving Credit Commitments to $130,000,000.

WHEREAS, each New Revolving Credit Lender (as defined below) is executing and delivering this Amendment in order to become a “Revolving Credit Lender” under the Credit Agreement and the other Loan Documents.

WHEREAS, the Revolving Credit Lenders and the Administrative Agent are willing to agree to this Amendment on the terms set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

SECTION 1.  Defined Terms.  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

SECTION 2.  Revolving Credit Commitments. On the First Amendment Effective Date (i) the Total Revolving Credit Commitments are increased to $130,000,000 and (ii) the Revolving Credit Commitment of each Revolving Credit Lender is the amount set forth opposite the name of such Revolving Credit Lender on Annex I to this Amendment. On the First Amendment Effective Date participating interests in the outstanding Letters of Credit and Swingline Loans shall be reallocated in accordance with the respective Applicable Percentages of the Revolving Credit Lenders.

(a)  Each Revolving Credit Lender agrees that its Revolving Credit Commitment on the date hereof is the amount set forth opposite its name on Annex I hereto.

SECTION 3.  Ratification; Appointment.  (a) Each Revolving Credit Lender that is not a party to the Credit Agreement prior to the First Amendment Effective Date (a “New Revolving Credit Lender”) hereby becomes a party to the Credit Agreement as a Revolving Credit Lender and ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement and the other Loan Documents.  Without limiting the foregoing, each New Revolving Credit Lender appoints and authorizes the Administrative Agent to execute such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents by the terms of the Credit Agreement and the other Loan Documents, together with such powers as are incidental thereto.

(b)  Each New Revolving Credit Lender agrees to deliver to the Administrative Agent a completed administrative questionnaire in which such New Revolving Credit Lender designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Loan Parties and their Affiliates or their respective securities) will be made available and who may receive such information in accordance with such New Revolving Credit Lender’s compliance procedures and applicable laws, including Federal and state securities laws.

SECTION 4.  Representations and Warranties of the New Revolving Credit Lenders.  Each New Revolving Credit Lender represents and warrants that (a)(i) it has full power and authority, and has taken all action necessary to execute and deliver this Amendment and to consummate the transactions contemplated hereby and become a Revolving Credit Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to become a Revolving Credit Lender, (iii) from and after the First Amendment Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of its Revolving Credit Commitment, shall have the rights and obligations of a Revolving Credit Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and to become a Revolving Credit Lender on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender and (v) if it is a Foreign Lender, agrees to deliver any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by such New Revolving Credit Lender, and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

SECTION 5.  Conditions to Effectiveness of Amendment.  This Amendment shall become effective on the date on which the following conditions precedent have been satisfied or waived (the “First Amendment Effective Date”):

(a)  The Administrative Agent shall have received a counterpart of this Amendment, executed and delivered by a duly authorized officer of each of the Borrower, the Administrative Agent and each Revolving Credit Lender.

(b)  The Administrative Agent shall have received an Acknowledgment and Confirmation in a form reasonably satisfactory to the Administrative Agent from an authorized officer of each Loan Party.

SECTION 6.  Representations and Warranties.  The Borrower represents and warrants to the Administrative Agent and to each of the Lenders that:

(a)  each of the representations and warranties made in Section 3 of the Credit Agreement and in the other Loan Documents shall be, after giving effect to this Amendment, true and correct in all material respects on and as of the First Amendment Effective Date as if made on and as of such date, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date (provided that, in each case such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified by materiality or Material Adverse Effect); and

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(b)  after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

SECTION 7.  Amendments; Counterparts.  (a) This Amendment shall not constitute an amendment of any other provision of the Credit Agreement not expressly referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of Parent or the Borrower that would require a waiver or consent of the Lenders or the Administrative Agent.  Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

(b)  The Borrower and the other parties hereto hereby acknowledge and agree that this Amendment and the Acknowledgment and Confirmation shall each constitute a “Loan Document” as such term is used in the Credit Agreement, and each reference in the Credit Agreement as amended hereby to the “Loan Documents” shall be deemed to include this Amendment and the Acknowledgment and Confirmation.

(c)  This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, including by means of facsimile or electronic transmission in .pdf format, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

SECTION 8.  GOVERNING LAW; WAIVER OF JURY TRIAL.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. THE PROVISIONS OF SECTIONS 9.9 AND 9.10 OF THE CREDIT AGREEMENT ARE INCORPORATED HEREIN, MUTATIS MUTANDIS.

SECTION 9.  Expenses.  The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

SECTION 10.  Headings.  The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting this Amendment.

SECTION 11.  Severability.  Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

GENERAL NUTRITION CENTERS, INC.

By:	/s/ Michael M. Nuzzo
Name:	Michael M. Nuzzo
Title:	Executive Vice President and
Chief Financial Officer

JPMORGAN CHASE BANK, N.A., as Administrative Agent and Revolving Credit Lender

By:	/s/ James A. Knight
Name:	James A. Knight
Title:	Vice President